Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38914) pertaining to the Old Second Bancorp, Inc. 401(k) Savings Plan and Trust of our report dated May 27, 2005, with respect to the financial statements and supplemental schedule of the Old Second Bancorp, Inc. Employees’ 401(k) Savings Plan and Trust included in the Annual Report (Form 11-K) for the years ended December 31, 2004 and 2003, filed with the Securities and Exchange Commission.

/s/ERNST & YOUNG

Chicago, Illinois
June 29, 2005